LEXINGTON REALTY TRUST

(a Maryland real estate investment trust)

10,000,000 Shares of Beneficial Interest Classified as Common Stock

UNDERWRITING AGREEMENT

Dated:  May 13, 2011

LEXINGTON REALTY TRUST
(a Maryland real estate investment trust)
10,000,000 Shares of Beneficial Interest Classified as Common Stock
(Par Value $0.0001 Per Share)
UNDERWRITING AGREEMENT

May 13, 2011

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
As Representatives of the Several Underwriters listed on Schedule I hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
One Bryant Park
New York, New York  10036

Ladies and Gentlemen:

Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), with respect to (i) the issue and sale of a total of 10,000,000 shares of beneficial interest of the Company (the “Initial Securities”) classified as common stock, par value $0.0001 per share (the “Common Shares”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Initial Shares set forth opposite the names of the Underwriters listed on Schedule I hereto, and (ii) the grant by the Company of the option described in Section 2(b) hereof to the Underwriters, acting severally and not jointly, in amounts proportionate to the respective numbers of Initial Shares set forth opposite the names of the Underwriters listed on Schedule I hereto, to purchase all or any part of 1,500,000 additional Common Shares to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the 1,500,000 additional Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

In addition to the Company, each of Lepercq Corporate Income Fund L.P., a Delaware limited partnership and Lepercq Corporate Income Fund II, L.P., a Delaware limited partnership (each, an “Operating Partnership” and collectively, the “Operating Partnerships”), also confirms as follows its respective agreements with the Underwriters.

Each of the Company and the Operating Partnerships understands that the Underwriters propose to make a public offering of the Securities pursuant to the terms of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-157858) covering the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.”  Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of execution of this Agreement and any preliminary prospectuses that form a part thereof is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.            Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnerships.  The Company and each Operating Partnership, jointly and severally, represents and warrants to the Underwriters as of the date hereof, as of the Initial Sale Time (as defined below), as of the Closing Date referred to in Section 2(c) hereof and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

(1)             The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement and any post-effective amendments thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, at each deemed effective date of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including any prospectus or prospectuses filed as part of the Registration Statement at the time it originally became effective or any amendment thereto), complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Initial Sale Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Initial Sale Time (as defined below), each preliminary prospectus issued at or prior to the Initial Sale Time and the information included on Schedule III hereto all considered together (collectively, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 8:00 a.m. (Eastern time) on May 13, 2011 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “road show” (as defined in Rule 433(h)) that is not required to be filed with the Commission pursuant to Rule 433(d)(8)(i)), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representatives by and on behalf of any Underwriter expressly for use therein (the “Underwriters’ Information”).  The parties acknowledge and agree that the Underwriters’ Information consists solely of the material included in the first paragraph under the sub-heading “Price Stabilization, Short Positions” on page S-10 in the Underwriting section of the preliminary prospectus supplement that is included as part of the Disclosure Package and the Prospectus.

(2)             The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(3)             At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(4)             The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; there are no legal or governmental proceedings pending or threatened to which the Company, the Operating Partnerships or any Subsidiary (as defined below) is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company, the Operating Partnerships or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, the Operating Partnerships or any Subsidiary of a character required to be disclosed and properly described therein; all agreements between the Company, the Operating Partnerships or any Subsidiary and third parties expressly referenced in the Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company, the Operating Partnerships or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles; there are no business relationships or related-party transactions involving the Company, any Operating Partnership or any Subsidiary required to be described in the Registration Statement, Disclosure Package and the Prospectus which have not been so described as required.

(5)             KPMG LLP, who certified the financial statements and supporting schedules of the Company and its subsidiaries and Net Lease Strategic Assets Fund L.P. and its subsidiaries, in each case which are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and Net Lease Strategic Assets Fund L.P. as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act, 1934 Act Regulations and the Public Company Accounting Oversight Board (“PCAOB”).  PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules of Lex-Win Concord LLC and its subsidiaries, which are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Lex-Win Concord LLC as required by the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the PCAOB.

(6)             The financial statements of the Company and its subsidiaries, the financial statements of Net Lease Strategic Assets Fund L.P. and its subsidiaries and the financial statements of Lex-Win Concord LLC and its subsidiaries, together with the related schedules and notes thereto (collectively, the “Company Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), which are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries, Net Lease Strategic Assets Fund L.P. and its subsidiaries and Lex-Win Concord LLC and its subsidiaries, in each case at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein.  There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations which are not so included or incorporated.  If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.  If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.  No pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus which is not so included or incorporated.  Any non-GAAP financial measures, as defined under Regulation G of the 1933 Act, included or incorporated by reference in the Registration Statement, the Disclosure Package, and the Prospectus are permitted for use in documents filed with the Commission and comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.  The ratio of earnings to fixed charges contained in the Registration Statement, the Disclosure Package and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K.

(7)             Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company, the Operating Partnerships and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Company, the Operating Partnerships or the Subsidiaries, which are material with respect to the Company, the Operating Partnerships and the Subsidiaries, considered as one enterprise, and (C) except as disclosed in the Company’s press releases, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(8)             The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.  Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(9)             Schedule IV hereto is a true, correct and complete list, as of the date hereof, of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or organization of each such Subsidiary; and each Subsidiary that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is included in Exhibit 21 thereto.

(10)           Each Operating Partnership and each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus.  Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Operating Partnership and each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests of each Operating Partnership and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the equity interests of each Subsidiary owned by the Company or an Operating Partnership, directly or through subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except (i) as disclosed in the Disclosure Package and the Prospectus or (ii) where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect.  Immediately prior to the consummation of the transactions contemplated hereby and the application of the net proceeds from the sale of the Securities, the Company owns the sole general partner interest and a majority of the limited partner interests in each Operating Partnership.

(11)           The authorized, issued and outstanding shares of beneficial interest of the Company as of March 31, 2011 are as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the preliminary prospectus supplement that is included in the Disclosure Package and the Prospectus.  As of May 11, 2011,     147,330,312 Common Shares were issued and outstanding.  This Agreement and the issuance and sale of the Securities hereunder has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date and each Option Closing Date, if any, such Securities will be, validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Disclosure Package and the Prospectus; the issued and outstanding units of limited partnership interest in the Operating Partnerships (the “OP Units”) have been duly authorized by the Operating Partnerships and validly issued in accordance with the applicable Partnership Agreement; all of the issued and outstanding shares of beneficial interest of the Company and outstanding OP Units have been offered, sold and issued by the Company or the applicable Operating Partnership in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or equity interests in the Operating Partnerships or any security convertible into or exchangeable for shares of beneficial interest of the Company or equity interests in the Operating Partnerships, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

(12)           Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Operating Partnerships and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

(13)           Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnerships and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act other than the registration rights granted to (a) holders of limited partnership interests in the Operating Partnerships, (b) Vornado Realty Trust and (c) holders of the 5.45% Exchangeable Guaranteed Notes due in 2027 originally issued by The Lexington Master Limited Partnership.

(14)           The Securities will be approved for listing on the New York Stock Exchange on or prior to the Closing Date, subject to final notice of issuance.

(15)           No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement including the valid authorization, issuance, sale and delivery of the Securities, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange and state securities laws.

(16)           The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnerships or the Subsidiaries or any of their properties, or any agreement or instrument to which the Company, the Operating Partnerships or Subsidiary is a party or by which the Company, the Operating Partnerships or any Subsidiary is bound or to which any of the Properties of the Company, the Operating Partnerships or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Operating Partnerships or any Subsidiary, and the Company has full power and authority to authorize, issue, sell and deliver the Securities as contemplated by this Agreement.

(17)           This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnerships and constitutes the legal, valid and binding obligation of the Company and the Operating Partnerships enforceable against the Company and the Operating Partnerships in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(18)           Except as described in the Disclosure Package and the Prospectus, the Company, the Operating Partnerships or their Subsidiaries, and the joint ventures in which the Company, the Operating Partnerships or their Subsidiaries has an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company, each Operating Partnership or the Subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the Disclosure Package and the Prospectus, the Company, the Operating Partnerships and the Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company, the Operating Partnerships nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

(19)           The Company, the Operating Partnerships and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Disclosure Package and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company, the Operating Partnerships or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(20)           No labor dispute with the employees of the Company, the Operating Partnerships or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(21)           The Company, the Operating Partnerships and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Operating Partnerships or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(22)           Except as (x) otherwise described in the Disclosure Package and the Prospectus and (y) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company, the Operating Partnerships nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Disclosure Package and the Prospectus, to the knowledge of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and the Company, the Operating Partnerships and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Disclosure Package and the Prospectus, neither the Company, any Operating Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that:  alleges a violation of any Environmental Laws by the Company, the Operating Partnerships or any Subsidiary; or that the Company, any Operating Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company, any Operating Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.  In the ordinary course of its business, the Company, the Operating Partnerships and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company, the Operating Partnerships and the Subsidiaries.

(23)           Except as described in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Operating Partnership or any Subsidiary or any of their respective Properties that, if determined adversely to the Company, any Operating Partnership or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnerships to perform their obligations under this Agreement, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Securities; and no such actions, suits or proceedings are threatened or, to the Company’s or any Operating Partnership’s knowledge, contemplated.

(24)           The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s and each Operating Partnership’s knowledge, neither the Company, any Operating Partnership nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Operating Partnerships or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Operating Partnerships or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(25)           Neither the Company, any Operating Partnership nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(26)           The Limited Partnership Agreement of each Operating Partnership, including any amendments thereto (each a “Partnership Agreement” and, together, the “Partnership Agreements”), has been duly and validly authorized, executed and delivered by all partners of the Operating Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(27)           The Company, the Operating Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company, the Operating Partnerships nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (B) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company, any Operating Partnership or such Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (B) where such breach, default or event would not have a Material Adverse Effect.

(28)           Each of the Company, the Operating Partnerships and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company, any Operating Partnership or any Subsidiary, nor, to the knowledge of the Company, is any tax deficiency likely to be asserted against the Company or any Operating Partnership; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

(29)           Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code; no transaction or other event has occurred which could reasonably be expected to cause the Company not to be able to qualify as a REIT for its taxable years ending December 31, 2011 or future years.

(30)           To the Company’s knowledge, commencing with its taxable year ended December 31, 2006, Concord Debt Funding Trust (“Concord REIT”) has been organized and operated in conformity with the requirements for qualification as a REIT under the Code; to the Company’s knowledge, Concord REIT’s current and proposed method of operations will enable Concord REIT to continue to meet the requirements for taxation as a REIT under the Code; to the Company’s knowledge, no transaction or other event has occurred which could reasonably be expected to cause Concord REIT not to be able to qualify as a REIT for its taxable years ending December 31, 2011 or future years.

(31)           Each of the Operating Partnerships has been and will continue to be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

(32)           Each of the Company, each Operating Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Operating Partnerships and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(33)           There are no material outstanding loans or advances or material guarantees of indebtedness by the Company, any Operating Partnership or any Subsidiary to or for the benefit of any of the executive officers or trustees of the Company or any of their family members.

(34)           In connection with the offering of the Securities, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the 1933 Act Rules and Regulations; the Company and its affiliates have not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any written offering materials in connection with the offer and sale of the Securities other than (i) the Registration Statement, (ii) the Prospectus and (iii) the Issuer General Use Free Writing Prospectuses set forth on Schedule II hereto, if any.

(35)           None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, any Operating Partnership or any Subsidiary, and none of their trustees, trustees, managers, officers or employees is connected with the Company, any Operating Partnership or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

(36)           The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time (the “Sarbanes-Oxley Act”).

(37)           The Company is in material compliance with the current listing standards of the New York Stock Exchange and has made all material filings and/or certifications to the New York Stock Exchange on a timely basis.

(38)           The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the 1934 Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the 1934 Act.  The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(39)           The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 which is incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, accurately and fully describes (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”), (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.  The Company’s board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s legal counsel and independent accountants with regard to such disclosure.

(40)           Since the date of the filing of the Company’s Annual Report 10-K for the year ended December 31, 2010, the Company’s auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(41)           Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, except as disclosed in the Disclosure Package and the Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such controls.

(42)           Neither the Company’s nor any Operating Partnership’s or Subsidiary’s performance of its respective obligations under its joint venture agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or any Operating Partnership will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Operating Partnership; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Operating Partnership is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Operating Partnership of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Operating Partnership or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Operating Partnership, except in the case of (B) and (C) where such conflict, breach, violation, creation or imposition, as the case may be, wound not have a Material Adverse Effect.

(43)           The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Declaration of Trust and By-laws of the Company and the requirements of the New York Stock Exchange.

(44)           The Securities will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus.  The Common Shares conform to all statements relating thereto contained or incorporated by reference in the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(45)           Each of the Company and the Operating Partnerships has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(46)           None of the Company, the Operating Partnerships, any of the Subsidiaries or, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnerships or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(47)           The operations of the Company, the Operating Partnerships and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnerships or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(48)           None of the Company, the Operating Partnerships, any of the Subsidiaries or, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnerships or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any of the Operating Partnerships will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(49)           Except as set forth in the Company’s financial statements, each of the Company, the Operating Partnerships and the Subsidiaries do not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code.

(50)           Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries or any of its affiliates has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Underwriters, and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Underwriters or any of their respective affiliates.

(b)           Statistical and Market-Related Data.  Any statistical and market-related data included in the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(c)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or any Operating Partnership to the Underwriters as to the matters covered thereby.

SECTION 2.            Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $9.072 per share (the “Purchase Price”), the Initial Securities in the respective amounts set forth opposite the names of the Underwriters listed on Schedule I hereto. The Underwriters hereby acknowledge that they will resell all of the Initial Securities.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase up to 1,500,000 additional Common Shares at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Underwriters, and may be the Closing Date (as hereinafter defined), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters the total number of Option Securities then being purchased, and the Underwriters will, acting severally and not jointly, purchase the total number of Option Securities in amounts that are proportionate to the number of Initial Securities that the Underwriters have agreed to purchase hereunder as set forth on Schedule I hereto, subject, however, to such adjustments to eliminate fractional shares as the Representatives in their sole discretion shall make.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, NY  10166-0091 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on May 18, 2011, unless postponed to such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 9:00 a.m. at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to bank account(s) designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than noon (New York time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3.             Covenants of the Company.  The Company covenants with the Underwriters as follows:

(a)           Compliance with Securities Regulations and Commission Requests. Prior to the first to occur of the final Option Closing Date or the expiration of the option set forth in Section 2(b), the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Representatives, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments and 1934 Act Documents.  Prior to the first to occur of the final Option Closing Date or the expiration of the option set forth in Section 2(b), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time it originally became effective or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)           Delivery of Registration Statements.  Upon request, the Company will deliver to the Representatives and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of such Registration Statement and each amendment thereto furnished to the Representatives and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company has delivered or will deliver to the Underwriters, without charge, as many copies of the Prospectus as the Underwriters reasonably requested and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sales of the Securities (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have any such amendment to the Registration Statement declared effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs, prior to the completion of the distribution of the Securities by the Underwriters, an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, or any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)           Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission; provided that the prior written consent of the Representatives or the Company, as the case may be, shall be deemed to have been given in respect of any Issuer General Use Free Writing Prospectuses listed in Schedule II hereto. Any such free writing prospectus consented to by the Representatives or the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)           Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)           DTCC.  The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(k)           Listing.  The Company will use its best efforts to effect the listing of the Securities on the NYSE.

(l)           Restriction on Sale of Securities.  During a period of 45 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or convertible for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing; provided, however, that the foregoing restrictions shall not prohibit the Company from filing a shelf registration statement or a prospectus supplement under the 1933 Act relating to an “at the market” offering of its Common Shares after the Closing Date so long as no offers or sales are made by the Company pursuant thereto during the Lock-Up Period, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon (x) the exercise of an option or warrant or (y) the conversion of a security, in either case outstanding on the date hereof and referred to (by incorporation by reference or otherwise) in the Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan, direct stock purchase plan or dividend reinvestment plan referred to in the Disclosure Package and the Prospectus, or (E) any limited partner interests in the Operating Partnerships that are issued in exchange for real property or interests therein in the ordinary course of business. Notwithstanding the foregoing, in the event that either (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or (y) prior to the expiration of such Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such Lock-Up Period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or the occurrence of the material event.

(m)           Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n)           Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(o)           REIT Qualification.  The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for so long as the Company intends to so qualify.

(p)           Company Not an “Investment Company.”  Each of the Company and the Operating Partnerships is familiar with the 1940 Act and the rules and regulations thereunder and will in the future conduct its and each Subsidiary’s affairs in such a manner, and will use its best efforts, to ensure that the Company and each such Operating Partnership and Subsidiary will not be an “investment company” within the meaning of the 1940 Act and the rules and regulations thereunder.

(q)           No Price Stabilization or Manipulation.  The Company will not, and will use its best efforts to cause its officers, trustees and affiliates not to, and the Operating Partnerships will not, prior to the completion of the distribution of the Securities by the Underwriters contemplated by this Agreement, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person (other than the Underwriters) any compensation for soliciting any order to purchase any other securities of the Company.

SECTION 4.             Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) preparation, issuance and delivery of the Securities to the Underwriters and any charges of DTCC in connection therewith, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and expenses incident thereto and in connection with the preparation of the Blue Sky Survey and any supplement thereto (but not including the fees of counsel for the Underwriters incurred in connection therewith), (v) the preparation, printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) all fees and expenses of the transfer agent or registrar for the Securities, (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual  liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in Section 1(a).

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(o) (other than due to the failure to satisfy any conditions therein due to events set forth in Sections 9(a)(ii), (iv), (v) and (vi)); Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnerships contained herein or in certificates of any officer of the Company or Lex GP-1 Trust (“Lex GP”), as the general partner of the Operating Partnerships, or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           No Stop Orders; Filing of Prospectus.  The Registration Statement has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be), no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.

(b)           No Material Adverse Change.  At the Closing Date (or the applicable Option Closing Date, as the case may be), there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company, the Operating Partnerships and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(c)           Opinions of Counsel for Company.  Joseph S. Bonventre, Esq., Executive Vice President and General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company and the Operating Partnerships, his written opinion, dated the Closing Date, and addressed to the Underwriters, substantially in the form of Exhibit B.  Paul, Hastings, Janofsky & Walker LLP, counsel for the Company and the Operating Partnerships, shall have furnished to the Representatives, at the request of the Company and the Operating Partnerships, their written opinion, dated the Closing Date, and addressed to the Underwriters, substantially in the form of Exhibit C-1, and their negative assurance letter, dated the Closing Date, and addressed to the Underwriters, substantially in the form of Exhibit C-2.  Venable LLP, Maryland counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, substantially in the form of Exhibit D.  Paul, Hastings, Janofsky & Walker LLP, tax counsel for the Company and the Operating Partnerships, shall have furnished to the Representatives, at the request of the Company and the Operating Partnerships, their written tax opinion, dated the Closing Date, and addressed to the Underwriters, substantially in the form of Exhibit E.

(d)           Opinion of Counsel for Underwriters.  At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package and the Prospectus and such other related matters as the Underwriters may reasonably request.  In giving such opinion, Hunton & Williams LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP referred to in Section 5(c) above.

(e)           Officers’ Certificate.

(1)             At the Closing Date, the Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Operating Partnerships in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Operating Partnerships to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Date, or the Disclosure Package, as of the Initial Sale Time, or the Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2)             The Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, certifying that estimates contained in certain financial data contained in the Disclosure Package and Prospectus are based on reasonable assumptions based on a review of the Company’s internal accounting records, including assumptions with respect to normal adjustments that have been or are expected to be recorded in connection with preparation of the Company’s financial statements for the corresponding fiscal period, as applicable.

(f)           General Partner’s Certificate.  At the Closing Date, the Representatives shall have received a certificate signed by the secretary of Lex GP, in its capacity as the general partner of each Operating Partnership, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Operating Partnerships in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the obligations of the applicable Operating Partnership to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed.

(g)           Accountants’ Comfort Letters.  At the time of the execution of this Agreement, the Representatives shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h)           Bring-down Comfort Letters.  At the Closing Date, the Representatives shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter, dated as of the Closing Date to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (g) of this Section 5, except that the “specified date” referred to shall be a date not more than one business day prior to the Closing Date.

(i)            Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)            Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by each person listed in Schedule V hereto.

(k)           No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)            Maintenance of Rating  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m)          Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)             Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, as specified in Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2)             General Partner’s Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the secretary of Lex GP, in its capacity as the general partner of each Operating Partnership, as specified in Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(3)             Opinions of Counsel for the Company and the Operating Partnerships.  The opinions of (i) Joseph S. Bonventre, Esq., (ii) Paul, Hastings, Janofsky & Walker LLP and (iii) Venable LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(4)             Opinion of Counsel for Underwriters.  The opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(5)             Bring-down Comfort Letters.  A letter from each of KPMG LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than one business day prior to such Option Closing Date.

(n)           Additional Documents.  At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)           Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 12, 13 and 16 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.             Indemnification.

(a)           Indemnification of Underwriters .  The Company and each Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Underwriters, their affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), their selling agents and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(3)             against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Company, Directors and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its trustees, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, which information is described in Section 1(a)(1) hereof.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.             Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnerships, on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnerships, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnerships, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds received by the Company from the sale of the Securities pursuant to this Agreement (before deducting expenses) and the total net proceeds received by the Underwriters from the resale of the Securities (after deducting the purchase price paid by the Underwriters to the Company for the Securities), in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnerships, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnerships or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnerships and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriters’ Affiliates and selling agents shall have the same rights to contribution as the Underwriters, and each trustee of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.             Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of  (i) any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, or any person controlling an Underwriter, any officers or trustees of the Company or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.             Termination of Agreement.

(a)           Termination; General.  The Representatives in their absolute discretion may terminate this Agreement without liability to the Company, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnerships and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 10, 12, 13 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.           Underwriter Default.

(a)           If any Underwriter or Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Initial Securities or Option Securities which it is obligated to purchase under this Agreement, and if the Initial Securities or Option Securities with respect to which such failure to purchase relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Initial Securities or Option Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Initial Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representatives in their sole discretion shall make.

(b)           In the event the aggregate number of Default Securities exceeds 10% of the number of Initial Securities or Option Securities, as the case may be, the Representatives may in their discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein.  In the event that within five calendar days after such default the Representatives do not arrange for the purchase of the Default Securities as provided in this Section 10, this Agreement or, in the case of a default with respect to the Option Securities, the obligations of the Underwriters to purchase and of the Company to sell such Option Securities shall thereupon terminate, with liability on the party of the Company with respect thereto (except in each case as provided in Sections 4, 6, 7, 8 and 9) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)           In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Initial Closing Date or Option Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of the Underwriters’ counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Initial Securities and Option Securities.

SECTION 11.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:  Syndicate Department (fax no. (646) 855-3073) and confirmed to ECM Legal (fax no. (212) 230-8730), with a copy to Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention:  Daniel M. LeBey, Esq.  Notices to the Company and the Operating Partnerships shall be directed to them c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY, Attention:  Joseph S. Bonventre, Esq., General Counsel, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, NY 10022, Attention: Mark Schonberger, Esq.

The Company and the Operating Partnerships shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

SECTION 12.           Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnerships and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnerships and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and the Operating Partnerships and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.           GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.           Effect of Headings.  The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.           Absence of Fiduciary Relationship.  Each of the Company and the Operating Partnerships, severally and not jointly, acknowledge and agree that:

(a)           the Underwriters are acting solely as underwriters in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company or any of the Operating Partnerships, on the one hand, and the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriters have advised or are advising the Company or any of the Operating Partnerships on other matters, and the Underwriters do not have any obligation to the Company or any of the Operating Partnerships with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           in connection with each transaction contemplated by this Agreement and the process leading to such transactions, the Underwriters are and have been acting solely as principals and not as fiduciaries, advisors or agents of the Company or any of the Operating Partnerships or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(d)           the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and they have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(e)           it is aware that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnerships and that the Underwriters do not have any obligation to disclose such interests and transactions to the Company or any of the Operating Partnerships by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)            it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of the Company or any partners, employees or creditors of any of the Operating Partnerships.

SECTION 16.           Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.           Time.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If a section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Pages Follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnerships in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Executive Vice President

LEPERCQ CORPORATE INCOME FUND L.P.

By:	Lex GP-1 Trust, its General Partner

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Vice President

LEQERCQ CORPORATE INCOME FUND II L.P.

By:	Lex GP-1 Trust, its General Partner

By:	/s/ Joseph S. Bonventre
Name:	Joseph S. Bonventre
Title:	Vice President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

For itself and as Representative of the several Underwriters listed on Schedule I hereto:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Anne Walker
Name: Anne Walker
Title: Managing Director

For itself and as Representative of the several Underwriters listed on Schedule I hereto:

WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
Name: David Herman
Title: Director

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Total Number of Initial Securities to be Purchased	Number of Option Securities to be Purchased if Option is Fully Exercised

Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,500,000	675,000
Wells Fargo Securities, LLC	2,500,000	375,000
Barclays Capital Inc.	1,200,000	180,000
Keefe, Bruyette & Woods, Inc.	500,000	75,000
Morgan Keegan & Company, Inc.	500,000	75,000
RBC Capital Markets, LLC	500,000	75,000
Stifel, Nicolaus & Company, Incorporated	300,000	45,000
Total	10,000,000	1,500,000

I-1

Schedule II

Issuer General Use Free Writing Prospectuses

None

II-1

Schedule III

Oral Pricing Information that will be conveyed to Purchasers of Common Shares in this Offering

1.           The number of common shares sold in the offering is 10,000,000 common shares.

2.           The public offering price of the common shares.

III-1

Schedule IV

Subsidiaries

[Attached]

IV-1

Schedule V

Trustees and Executive Officers Required to Execute Lock-Up Agreements

Joseph Bonventre
Clifford Broser
Patrick Carroll
T. Wilson Eglin
Harold First
Richard S. Frary
James Grosfeld
Kevin W. Lynch
E. Robert Roskind
Richard J. Rouse
Paul R. Wood

V-1

Exhibit A

Form of Lock-Up Agreement
May [   ], 2011

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
as Representatives of the several underwriters listed on Schedule I of the Underwriting Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York  10036

Re:           Proposed Public Offering by Lexington Realty Trust

Dear Sirs:

The undersigned, a shareholder and an officer and/or trustee of Lexington Realty Trust, Maryland real estate investment trust (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives of the several underwriters listed on Schedule I of the Underwriting Agreement (the “Representatives”), propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company, Lepercq Corporate Income Fund L.P., a Delaware limited partnership, and Lepercq Corporate Income II L.P., a Delaware limited partnership (collectively, the “Operating Partnerships”) providing for the public offering of shares of beneficial interests classified as common stock, par value $0.0001 per share (the “Common Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that, during a period of 45 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Shares, or any securities convertible into or convertible or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

A-1

Exhibit B

Opinion of Joseph S. Bonventre, Esq.,
Executive Vice President and General Counsel of the Company

All of the issued and outstanding OP Units and units of general partnership interest in the Operating Partnerships have been issued in accordance with the requirements of the applicable Partnership Agreement.  None of the OP Units has been issued or is owned or held in violation of any preemptive right arising by operation of law or pursuant to any agreement, instrument or other document.  To such counsel’s knowledge, the outstanding OP Units have been offered, sold and issued by each of the Operating Partnerships in compliance with all federal and state securities laws.  To such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into OP Units are outstanding.  To such counsel’s knowledge, all units of general partnership interest in the Operating Partnerships and all OP Units in the Operating Partnerships that are described in the Registration Statement as being owned by the Company, directly or indirectly through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

B-1

Exhibit C-1

Form of Opinion of Paul, Hastings, Janofsky & Walker LLP,

Counsel to the Company and the Operating Partnerships

[Attached]

C-1-1

DELIVERY OF FINAL OPINION IS SUBJECT TO COMPLETION OF PHJW’S OPINION PRE-CLEARANCE PROCEDURES

Atlanta
Beijing
Brussels
Chicago
Hong Kong
London
Los Angeles
Milan
New York
Orange County
Palo Alto
Paris
San Diego
San Francisco
Shanghai
Stamford
Tokyo
Washington, DC

May [ ], 2011	23062.00218

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
As Representatives of the several Underwriters listed on Schedule I to the Underwriting Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
One Bryant Park
New York, New York  10036

Re:	Public Offering of 10,000,000 Shares of Lexington Realty Trust’s Common Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as counsel to Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with the issuance and sale (the “Common Share Offering”) to the underwriters listed on Schedule 1 of the Underwriting Agreement (as defined below) (collectively, the “Underwriters”) by the Company of 10,000,000 shares of beneficial interest of the Company (the “Securities”), classified as common stock, par value $0.0001 per share (“Common Shares”), including the issuance and sale of 1,500,000 Common Shares pursuant to the Underwriters’ over-allotment option, pursuant to a prospectus supplement dated May 13, 2011 (the “Prospectus Supplement”) and the accompanying base prospectus dated September 4, 2009 (the “Base Prospectus”). This opinion is being delivered at the request of the Company pursuant to Section 5(c) of the Underwriting Agreement (as defined below).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Underwriting Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)
the Underwriting Agreement, dated as of May 13, 2011 (the “Underwriting Agreement”), by and among the Company, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II, L.P. (each, an “Operating Partnership” and, collectively, the “Operating Partnerships”) and the Underwriters;

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
May [   ], 2011

(ii)
the Preliminary Prospectus Supplement, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2011 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”);

(iii)	the Prospectus Supplement, filed with the SEC on May 13, 2011 pursuant to Rule 424(b) under the Securities Act;

(iv)	the Base Prospectus, filed with the SEC on September 4, 2009, pursuant to Rule 424(b) under the Securities Act;

(v)
the Company’s Registration Statement (File No. 333-157858) on Form S-3, filed with the SEC under the Securities Act on March 11, 2009, as such Registration Statement was amended by Form S-3/A filed with the SEC on September 1, 2009 (collectively, the “Registration Statement”);

(vi)	the Officer’s Certificate, dated as of the date hereof, of the Company (the “Officer’s Certificate”);

(vii)
the certificate of limited partnership of each of the Operating Partnerships as certified by the Secretary of State of the State of Delaware as of May [  ], 2011 and as certified as being presently in effect by the Secretary of the general partner of each of the Operating Partnerships as of the date hereof (the “Operating Partnership Certificates”), and the limited partnership agreement of each of the Operating Partnerships as presently in effect as certified by the Secretary of the general partner of each of the Operating Partnerships as of the date hereof (the “Operating Partnership LP Agreements” and together with the Operating Partnership Certificates, collectively, the “Operating Partnership Charter Documents”);

(viii)
certificates of the Secretary of State of the State of Delaware as to the formation and good standing of each of the Operating Partnerships under the laws of the State of Delaware as of May [  ], 2011 (collectively, the “Operating Partnership Good Standing Certificates”);

(ix)
good standing certificates of the Secretaries of State of each of the states listed on Schedule I attached hereto as to the good standing of the Operating Partnerships (collectively, the “Foreign Good Standing Certificates”); and

(x)
resolutions adopted by the general partner of each of the Operating Partnerships, certified by a responsible officer of, or responsible officer of the general partner of, as applicable, each of the Operating Partnerships, approving, as applicable, the execution and delivery of, and the performance by each of the Operating Partnerships of their respective obligations under the Underwriting Agreement.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
May [   ], 2011

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the Underwriting Agreement by the Operating Partnerships); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Underwriting Agreement and all other documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with its terms, and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of each the Company and other persons on which we have relied for the purposes of this opinion are true and correct and that there has not been any change in the good standing status of each of the Company and the Operating Partnerships from that reported in the Operating Partnership Good Standing Certificates and the Foreign Good Standing Certificates; (viii) that the Underwriters have satisfied all regulatory and legal requirements applicable to its activities; and (ix) that the rights and remedies set forth in the Underwriting Agreement will be exercised reasonably and in good faith and were granted without fraud or duress and without intent to hinder, delay or defeat any rights of any creditors or equityholders of the Operating Partnerships.  As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and upon the representations, warranties and covenants contained in the Underwriting Agreement.

Our knowledge of the Company, the Operating Partnerships and their legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter.  We do not represent the Company or the Operating Partnerships with respect to all legal matters or issues.  The Company and the Operating Partnerships employ other independent counsel and handle certain legal matters and issues without the assistance of independent counsel.

Statements in this opinion which are qualified by the expression “to our knowledge” or “known to us” or other expressions of like import are limited to the current actual knowledge of the individual attorneys in this Firm who have devoted substantive attention to the representation of the Company and the Operating Partnerships.  We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation.  In rendering the opinions set forth in paragraph 10 below, we have not made any independent investigation of any court, governmental or regulatory records to determine whether any action, suit, claim or proceeding has been filed or is pending, or whether any such decree, judgment or order has been issued.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
May [   ], 2011

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1.           Each of the Operating Partnerships is validly existing as a limited partnership in good standing under the laws of the State of Delaware.  Each of the Operating Partnerships has the limited partnership power and authority to own and lease its properties and assets and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

2.           Based solely on a review of the Foreign Good Standing Certificates set forth on Schedule I attached hereto, as of the date of such certificates, each of the Company and each of the Operating Partnerships is in good standing as a foreign entity in each jurisdiction set forth opposite its name on such schedule.

3.           The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary limited partnership action on the part of the Operating Partnerships, and the Underwriting Agreement has been duly executed and delivered by the Operating Partnerships.

4.           The statements set forth (i) in the Prospectus under the caption “United States Federal Income Tax Considerations,” (ii) in the Prospectus Supplement under the caption “Additional United States Federal Income Tax Considerations” and (iii) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under the captions “Risk Factors—There can be no assurance that we will remain qualified as a REIT for federal income tax purposes,” “—We may be subject to the REIT prohibited transactions tax, which could result in significant U.S. federal income tax liability to us,” “—Distribution requirements imposed by law limit our flexibility,” “—Certain limitations limit a third party’s ability to acquire us or effectuate a change in our control” and “—Limits on ownership of our capital shares may have the effect of delaying, deferring or preventing someone from taking control of us,” insofar as they purport to constitute summaries of legal matters, agreements, documents or proceedings referred to therein, fairly summarize the matters, agreements, documents or proceedings described therein in all material respects.

5.           The Registration Statement and the Prospectus, as of their respective dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430(B)(f)(2) of the 1933 Act Regulations)(it being understood that we express no view with respect to the financial statements, notes and schedules thereto included therein or omitted therefrom and other information of a financial, statistical or accounting nature included or incorporated by reference therein, as to which we express no opinion), excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, appear on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
May [   ], 2011

6.           Based solely on the Notice of Effectiveness filed on the SEC’s EDGAR website on September 8, 2009, the Registration Statement has been declared effective by the Commission under the 1933 Act.  Based solely on a telephone conversation with the Commission, we are not aware of any stop order suspending the effectiveness of the Registration Statement, and, to our knowledge, no proceedings for such purpose are pending by the Commission.  Any required filing of the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations has been made in the manner and within the time period required under Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)).

7.           No consent, approval, authorization or order of or filing with any federal or New York governmental authority or, to our knowledge, any New York or United States federal court is required for, execution and delivery by the Company and each Operating Partnership of the Underwriting Agreement and the issuance of the Securities pursuant thereto, other than (a) those that have been obtained under the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations or the rules of the New York Stock Exchange, (b) those under state securities or blue sky laws (as to which we express no opinion) and (c) any necessary approval of the Corporate Financing Department of FINRA (as to which we need not express any opinion).

8.           The execution and delivery of the Underwriting Agreement by the Company or any Operating Partnership do not (a) violate any provisions of any of the Operating Partnership Charter Documents; (b) constitute a breach by the Company or any Operating Partnership of the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed or incorporated by reference as an exhibit to the Company’s Form 10-K, as amended, for the year ended December 31, 2010 (collectively, the “Reviewed Agreements”), to which the Company or any Operating Partnership is a party, except where such breach, default or event could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) cause the Company or any Operating Partnership to violate any federal or New York law, regulation or rule  applicable to the Company or any Operating Partnership, or (d) cause the Company or any Operating Partnership to violate any decree, judgment or order of any federal or State of New York court or governmental instrumentality to which the Company or any Operating Partnership is a named party and which is known to us.

9.           To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which are not so filed, summarized or described, as applicable.  The documents incorporated by reference into the Registration Statement, on the respective dates they were filed (other than the financial statements, notes and schedules thereto and the other information of a financial, statistical or accounting nature included or incorporated by reference therein, or omitted therefrom, as to which we express no opinion), appear on their face to comply as to form in all material respects with the applicable requirements of Form 10-K, Form 10-Q and Form 8-K (to the extent incorporated by reference into the Registration Statement), as the case may be, under the Exchange Act.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
May [   ], 2011

10.         To our knowledge, there is no material action, suit or proceeding at law or in equity, or by or before any federal or State of New York court or governmental or regulatory body or agency or arbitration board or panel pending or overtly threatened against the Company or any Operating Partnership that is not so described in the Disclosure Package.

11.         The Company and each Operating Partnership is not and, immediately after giving effect to the offer and sale of the Securities as contemplated by the Underwriting Agreement and the use of proceeds from the sale of the Securities as described under the caption “Use of Proceeds” in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A.          We express no opinion with respect to any of the following (collectively, the “Excluded Laws”):  (i) anti-fraud laws or, except with respect to federal securities laws as set forth in paragraphs 5, 6, 7, 8, 9, 10 and 11, other federal and state securities laws; (ii) Federal Reserve Board margin regulations; (iii)  the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (iv) federal and state environmental laws; (v) federal and state land use and subdivision laws; (vi) federal and state tax laws (except with respect to our opinions set forth in opinion paragraph 4 above); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B.          We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the Underwriting Agreement, or (ii) except to the extent set forth in paragraphs 4, 5 and 9 and clauses (a) and (b) paragraph 8, any document, instrument or agreement (including the exhibits or schedules to the Registration Statement or Prospectus, regardless of whether such document or agreement is referred to in the Registration Statement or Prospectus).

C.           We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of the Underwriting Agreement may have on the enforceability thereof.

D.          With respect to our opinions set forth in paragraph 1 above, we are relying solely and without independent investigation on our review and examination of the Good Standing Certificates and a certificate of an officer of the Company and the Operating Partnerships and the documents certified to us thereby.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
May [   ], 2011

E.           Our opinions in paragraphs 7 and 8 above are limited solely to laws, rules and regulations (other than the Excluded Laws) that in our experience are generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement between unregulated parties.

F.           With respect to our opinions set forth in opinion paragraph 8(b) above with respect to the Reviewed Agreements, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any breach of or default under such provisions or (ii) provisions relating to the occurrence of a “material adverse change” or words of similar import.  In addition, our opinions relating to the Reviewed Agreements are subject to the effect on the Reviewed Agreements of (i) the introduction of extrinsic evidence to interpret the terms thereof and (ii) any non-written modifications thereof.  Moreover, our opinions relating to those agreements are based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, (ii) the federal laws of the United States, and (iii) to the extent set forth in opinion paragraphs 1, 3 and 8(a) with respect to the Operating Partnerships, the Limited Partnership Act of the State of Delaware (the “DLPA”) based solely upon our review of a standard compilation thereof, without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof.  We are not admitted to practice in the State of Delaware.  We have assumed without independent investigation that the Operating Partnership LP Agreements are (x) legal, valid and binding obligations of the respective parties thereto, enforceable against them in accordance with their terms, (y) in full force and effect, and (z) the entire agreements of the respective parties pertaining to the subject matter thereof; to the extent that our opinions in opinion paragraphs 1, 3 and 8 are dependent on the interpretation of the Operating Partnership LP Agreements, it is based on the plain meaning of the provisions thereof in light of the DLPA.  Without limitation, we do not express any opinion regarding any Delaware contract law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion is rendered solely to you in connection with the issuance and delivery of the Securities and the other transactions contemplated by the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent (including, without limitation, (a) any person that acquires the Securities from the Underwriters or (b) any purchaser of the Securities procured by the Underwriters); except that you may furnish a copy of this opinion for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, and (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Securities and the other transactions contemplated by the Underwriting Agreement.  This opinion is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other Person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
May [   ], 2011

As required by U.S. Treasury Regulations governing tax practice, you are hereby advised that any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code; such advice was prepared to support the promotion or marketing of the transactions or matters addressed by the written advice; and any person reviewing this discussion should seek advice based on such person’s particular circumstances from an independent tax advisor.

Very truly yours,

Schedule I
Foreign Good Standing Certificates

Name	Foreign Qualifications
LEPERCQ CORPORATE INCOME FUND L.P.	HI, NY, OK, OR, PA, TX, UT, WA
LEPERCQ CORPORATE INCOME FUND II L.P.	FL, NY
LEXINGTON REALTY TRUST	NY, MD

Exhibit C-2

Form of 10b-5 Negative Assurance Letter of Paul, Hastings, Janofsky & Walker LLP

[Attached]

C-2-1

May [ ], 2011	23062.00218

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
As Representatives of the several Underwriters listed on Schedule I to the Underwriting Agreement
c/o  Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
One Bryant Park
New York, New York  10036

Re:	Public Offering of 10,000,000 Shares of Lexington Realty Trust’s Common Shares of Beneficial Interest

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated as of May 13, 2011 (the “Underwriting Agreement”), among Lexington Realty Trust (the “Company”), Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. (each, an “Operating Partnership” and, collectively, the “Operating Partnerships”) and the underwriters listed on Schedule I of the Underwriting Agreement (collectively, the “Underwriters”).  Reference is also made to the Disclosure Package relating to the issuance by the Company of 10,000,000 shares of beneficial interest of the Company (the “Securities”), classified as common stock, par value $0.0001 per share (“Common Shares”) (including 1,500,000 shares to be issued pursuant to the Underwriters’ exercise of their over-allotment option).  Reference is also made to the Registration Statement on Form S-3 (File No. 333-157858) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) on March 11, 2009, as amended by Form S-3/A filed with the SEC on September 1, 2009) (collectively, the “Registration Statement”), the base prospectus dated September 4, 2009 (the “Base Prospectus”) and the final prospectus supplement, dated May 13, 2011 relating to the Securities as filed with the SEC on May 13, 2011, pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).  This letter is being furnished pursuant to Section 5(c) of the Underwriting Agreement at the request of the Company.  All capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Underwriting Agreement.

As counsel to the Company, we reviewed the Disclosure Package, Registration Statement, and Prospectus and participated in discussions with representatives of and counsel for the Underwriters and with the officers, counsel, independent accounting firm and other representatives of the Company, at which the contents of the Disclosure Package, Registration Statement and Prospectus were discussed.  We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequences of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Disclosure Package, Registration Statement or Prospectus, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Disclosure Package, Registration Statement or Prospectus. Moreover, many of the determinations required to be made in the preparation of the Disclosure Package, Registration Statement and Prospectus involve matters of a non-legal nature.

Based upon and subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no fact has come to our attention that would lead us to believe (i) that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Registration Statement, including the Rule 430B Information, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) that the Prospectus as of its date or at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) that the Disclosure Package, at the Initial Sale Time contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that we did not undertake to determine or verify independently and, therefore, are not passing upon and do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Disclosure Package, Registration Statement or Prospectus, (other than as expressly set forth in opinion paragraph 4 of our opinion letter to you, dated the date hereof and delivered concurrently herewith pursuant to Section 5(c) of the Underwriting Agreement), and we express no view with respect to the financial statements, notes and schedules thereto, information of a statistical or financial nature derived from the financial statements, notes and schedules thereto and other information of a financial or accounting nature included or incorporated by reference in, or omitted from, the Disclosure Package, Registration Statement or Prospectus.  In the first sentence of this paragraph, “attention” refers to the conscious awareness of each of the lawyers in our firm who actively participated in the preparation of the Disclosure Package, Registration Statement, or Prospectus after due inquiry with other lawyers currently practicing in our firm who have provided substantive attention to other legal matters on behalf of the Company; and “believe” refers to the actual, subjective, good faith belief of each of those lawyers.  In addition, we express no opinion or belief as to the conveyance of the Disclosure Package and the respective information contained therein to investors.

Our knowledge of the Company, the Operating Partnerships and their legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter.  We do not represent the Company or the Operating Partnerships with respect to all legal matters or issues.  The Company and the Operating Partnerships employ other independent counsel and handle certain legal matters and issues without the assistance of independent counsel.

This letter is rendered solely to you in connection with the issuance and delivery of the Securities.  This letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent (including, without limitation, (a) any person that acquires the Securities from the Underwriters or (b) any purchaser of the Securities procured by the Underwriters); except that you may furnish a copy of this letter for information (but not reliance):  (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency and (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Securities.

This letter is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

D-2

Exhibit D

Opinion of Venable LLP, Maryland Counsel to the Company

[Attached]

May [   ], 2011

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
As Representatives of the several Underwriters listed on Schedule I of the Underwriting Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
One Bryant Park
New York, New York  10036

Re:           Lexington Realty Trust

Ladies and Gentlemen:

We have served as Maryland counsel for Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance of 10,000,000 (the “Shares”) shares of beneficial interest classified as common stock, par value $.0001 per share (the “Common Shares”), of the Company (including 1,500,000 Shares issuable pursuant to an over-allotment option), pursuant to a Underwriting Agreement, dated May 13, 2011 (the “Underwriting Agreement”), between the Company, Lepercq Corporate Income Fund L.P., a Delaware limited partnership and Lepercq Corporate Income Fund II, L.P., a Delaware limited partnership, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives of the several underwriters listed on Schedule I to the Underwriting Agreement. (collectively, the “Underwriters”).  This firm did not participate in the negotiation or drafting of the Underwriting Agreement.

This opinion is being delivered to you pursuant to Section 5(c) of the Underwriting Agreement.  Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Underwriting Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

(1)           The Registration Statement on Form S-3 (No. 333-157858), and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “1933 Act”);

(2)           The Prospectus, dated September 4, 2009 (the “Base Prospectus”), as supplemented by the final Prospectus Supplement, dated as of May 13, 2011 (the “Prospectus Supplement”), in the form in which each was transmitted to the Commission under the 1933 Act;

(3)           The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(4)           The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

(5)           A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

(6)           The Underwriting Agreement;

(7)           Resolutions adopted by the Board of Trustees of the Company, and by a duly authorized committee thereof (collectively, the “Resolutions”), relating to, among other matters, the issuance of the Shares and the authorization of the execution, delivery and performance by the Company of the Underwriting Agreement, certified as of the date hereof by an officer of the Company;

(8)           The form of specimen certificate representing the Common Shares (the “Common Certificate”), certified as of the date hereof by an officer of the Company;

(9)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “10-K”);

(10)          A certificate executed by an officer of the Company, dated as of the date hereof; and

(11)          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The Shares will not be issued or transferred in violation of the restrictions or limitations contained in the Declaration of Trust.

6.             The certificates representing the Shares will conform in all material respects to the Common Certificate.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers currently at our firm who have performed legal services on behalf of the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The Company has the trust power to own, lease and operate its assets and properties and to conduct its business as described in the Prospectus Supplement and to enter into and perform its obligations under the Underwriting Agreement, including the sale and issuance of the Shares.

3.             The execution, delivery and performance by the Company of the Underwriting Agreement, including the Company’s sale and issuance of the Shares to the Underwriters, has been duly authorized by all necessary trust action on the part of the Company.  The Underwriting Agreement has been executed and, so far as is known to us, delivered by the Company.

4.             The Shares have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Resolutions and the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

5.             The sale and issuance of the Shares to be sold by the Company pursuant to the Underwriting Agreement are not subject to preemptive rights or other similar rights arising under the Maryland REIT Law, the Declaration of Trust or the Bylaws.

6.             The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated in the Underwriting Agreement  (including the sale and issuance of the Shares and the use of the proceeds from the sale of the Shares as described in each of the Prospectus Supplement and the Base Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, do not and will not conflict with or result in a breach or violation of or result in any contravention of, or constitute a default under, (a) the Declaration of Trust or the Bylaws or (b) any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Company.

7.             The form of certificate representing the Shares complies with all applicable requirements of the Maryland REIT Law, the Declaration of Trust and the Bylaws.

8.             We have reviewed the information (i) in the Base Prospectus under the captions “Description of Our Common Shares,” “Description of Our Preferred Shares” and “Restrictions on Transfers of Capital Shares and Anti-Takeover Provisions,” (ii) in the 10-K under the caption “Item 1A. Risk Factors - Certain limitations limit a third party’s ability to acquire us or effectuate a change in our control,” and (iii) in Part II of the Registration Statement in Item 15 and, in each case, to the extent that such information constitutes matters of Maryland law, summaries of Maryland legal matters, summaries of certain provisions of the Declaration of Trust or Bylaws or legal conclusions with respect to matters of Maryland law, such information is correct in all material respects.  The authorized shares of beneficial interest of the Company conform in all material respects to the description thereof in the Base Prospectus under the captions “Description of Our Common Shares” and “Description of Our Preferred Shares.”

9.             No approval, authorization, consent or other order or registration or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company (other than as may be required under the Maryland securities or blue sky laws, as to which no opinion is expressed) is required in connection with the issuance and sale of the Shares or with the consummation by the Company of the transactions contemplated in the Underwriting Agreement.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  We note that the Underwriting Agreement is governed by the laws of the State of New York.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  Our opinion expressed in paragraph 6(b) above is based upon our consideration of only those laws, decrees, rules or regulations of the State of Maryland, if any, which, in our experience, are normally applicable to the transactions of the type contemplated under the Underwriting Agreement.  Our opinion expressed in paragraph 9 above is based upon our consideration of only those approvals, authorizations, consents, orders, registrations or filings required by the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the sale and issuance of the Shares on the date hereof.  Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, and Hunton & Williams LLP, counsel to the Underwriters, in connection with opinions to be issued by them on the date hereof relating to the sale and issuance of the Shares) without, in each instance, our prior written consent.

Very truly yours,

Exhibit E

Form of Tax Opinion of Paul, Hastings, Janofsky & Walker LLP,
Counsel to the Company and the Operating Partnerships

[Attached]

May [ ], 2011 – DRAFT	23062.00218

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
Wells Fargo Securities, LLC
As Representatives of the several underwriters listed on Schedule I of the Underwriting Agreement
c/o  Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
One Bryant Park
New York, New York  10036

Re:	Public Offering of 10,000,000 Shares of Lexington Realty Trust’s Common Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as counsel to Lexington Realty Trust, a Maryland statutory real estate investment trust (the “Company”), in connection with the offer and sale (the “Common Share Offering”) to the underwriters listed on schedule I to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”) by the Company of 10,000,000 shares of beneficial interest of the Company, classified as common stock, par value $0.0001 per share (“Common Shares”), pursuant to a prospectus supplement dated May 13, 2011 (the “Prospectus Supplement”) and the accompanying base prospectus dated September 4, 2009 (the “Base Prospectus”), and 1,500,000 Common Shares pursuant to the Underwriters’ over-allotment option, granted in connection with the Common Share Offering.

This opinion is being furnished to you pursuant to Section 5(c) of the Underwriting Agreement (as defined below).

In connection with this opinion, we have examined and relied upon those documents and information that we have deemed appropriate, including but not limited to the following materials:

(a)           the Underwriting Agreement, dated as of May 13, 2011 (the “Underwriting Agreement”), by and among the Company, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives of the Underwriters;

(b)           the Prospectus Supplement, filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2011;

(c)           the Base Prospectus, filed with the SEC on September 4, 2009;

(d)           the Company’s Registration Statement (File No. 333-157858) on Form S-3, filed under the Securities Act of 1933, as amended, with the SEC on March 11, 2009, as such Registration Statement was amended by Form S-3/A filed with the SEC on September 1, 2009  (collectively, the “Registration Statement”);

(e)           the Declaration of Trust of the Company, dated as of December 22, 1997, as amended to date (the “Declaration of Trust”);

(f)            the By-Laws of the Company, as amended to date; and

(g)           the Officer’s Certificates, dated the date hereof, of the Company, Concord Debt Holdings LLC, a Delaware limited liability company, CDH CDO LLC, a Delaware limited liability company, and Concord Debt Funding Trust, a Maryland real estate investment trust (the “Officer’s Certificates”).

We do not express any opinion concerning any laws of states or jurisdictions other than the federal law of the United States of America.  No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinion expressed herein under conflicts of laws principles or otherwise.  No opinion is expressed as to choice of law provisions in the Underwriting Agreement.

Except for the opinion expressly set forth below, we express no other opinions and no opinions should be implied or inferred.  Our opinion is limited in all respects to laws and facts existing on the date hereof.  We disclaim any obligation to update the opinion expressed herein for events (including changes of law or facts) occurring after the date hereof.

The opinion set forth below is subject to the following additional assumptions, qualifications and limitations:

A.
We have made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion and after such inquiries, we are not aware of any material facts inconsistent with representations made in the Officer’s Certificates.  As to matters of fact relevant to this opinion, we have relied without independent investigation on, and assumed the accuracy and completeness of, the representations and warranties of all parties to the Underwriting Agreement and factual representations in the Officer’s Certificates.  We have not made an investigation as to, and have not independently verified the facts underlying such representations and warranties or the matters covered by the Officer’s Certificates.  In addition, to the extent that any of the representations provided to us in the Officer’s Certificates are with respect to matters set forth in the Internal Revenue Code of 1986, as amended, (the “Code”) or Treasury Regulations thereunder, the individuals making such representations have reviewed with us or other tax counsel the relevant portion of the Code and the applicable Treasury Regulations.  With respect to the qualification and taxation of Concord Debt Funding Trust as a real estate investment trust (“REIT”) under the Code, for the period prior to and including December 31, 2006, we have also assumed to be true and are expressly relying upon the opinion, dated December 21, 2006, delivered to Concord Debt Funding Trust, among others, by Katten Muchin Rosenman LLP.

B.
We have assumed that the Company, Concord Debt Holdings LLC, CDH CDO LLC and Concord Debt Funding Trust have operated and will continue to be operated in the manner described in the Officer’s Certificates, the Registration Statement, the Base Prospectus, the Prospectus Supplement, and the applicable organizational documents and that all terms and provisions of such documents have been and will continue to be complied with.

C.
We have assumed the genuineness of all signatures, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as copies and the legal capacity to sign of all individuals executing such documents, certificates and instruments.

D.
We have assumed that there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, and conditions of, or relate to, the Common Share Offering and the transactions contemplated by the Underwriting Agreement and the Prospectus Supplement.

E.
We express no opinion as to (1) the effect on the opinions expressed herein of the compliance or non-compliance of the Company or any other party to the Underwriting Agreement with any state, federal or other laws or regulations applicable to it and (2) the impact, if any, of dispositions, if any, treated as prohibited transactions pursuant to Section 857 of the Code.

F.	We have assumed that the Company will use the proceeds of the Common Share Offering as provided in the Prospectus Supplement.

On the basis of the foregoing, and in reliance thereon, subject to the limitations, qualifications and exceptions set forth herein, it is our opinion that, commencing with its taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

The above opinion is based on the Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial interpretations thereof, in each case as in effect on the date hereof, all of which are subject to change.  An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts.  Accordingly, there can be no assurance that the Internal Revenue Service will not take a contrary position, that the applicable law will not change, or that any such change will not have retroactive effect.  We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter.  Moreover, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet, on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership.  Paul, Hastings, Janofsky & Walker LLP will not review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy such requirements.

This opinion is being rendered to you for your sole use and may not be made available to or relied upon by any other person, firm or entity without our express prior written consent.

As required by U.S. Treasury Regulations governing tax practice, you are hereby advised that any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the Code;

The advice was prepared to support the promotion or marketing of the transactions or matters addressed by the written advice; and

Any person reviewing this discussion should seek advice based on such person’s particular circumstances from an independent tax advisor.

Very truly yours,
PAUL, HASTINGS, JANOFSKY & WALKER LLP